                                                                   EXHIBIT 10.33
                                SECURED PROMISSORY NOTE

$2,340,625                        Woodside, California          October 12, 1998

     FOR VALUE RECEIVED, the undersigned, DAVIDI GILO (hereinafter the "MAKER"), hereby promises to pay to DSP COMMUNICATIONS, INC. (hereinafter the "PAYEE"), or order, in Cupertino, California, or at such other place as PAYEE may from time to time designate, in United States of America currency, the sum of Two Million Three Hundred Forty Thousand Six Hundred Twenty-Five Dollars ($2,340,625), with interest on the unpaid principal balance. Interest shall accrue from the date of this Note at the rate of six and one-half percent (6.5%) per annum.

     The principal amount under this Note and any accrued and unpaid interest thereon shall be due and payable in full on December 31, 2001.

     The MAKER shall have the right to prepay all or any part of the unpaid principal of this Note from time to time without any penalty or premium, provided that any such prepayments shall be applied first against any accrued interest, and then against principal.

     In the event of default in the payment of any installment of principal or interest for more than thirty (30) days after such comes due, the entire outstanding balance of principal and interest shall become immediately due and payable at the option of the holder of this Note.

     If a party breaches this Note, the breaching party shall pay all costs and attorneys' fees incurred by the other party in connection with such breach, whether or not any litigation is commenced.

     This Note is secured by a Deed of Trust and Assignment of Rents.

     Consent by the PAYEE to waive one default shall not be deemed to be a waiver of the right to require consent to waive future or successive defaults.

     This Note shall be governed as to its construction, interpretation and enforcement and in all other respects by the laws of the State of California without regard to the conflicts of laws provisions thereof.

     This Note shall not be modified, amended or canceled except in writing by the MAKER and PAYEE or other assignee of this Note.

     The MAKER waives demand, presentment, protest, notice of nonpayment, notice of protest and any and all lack of diligence or delays which may occur in the collection of this Note.

     IN WITNESS WHEREOF, the MAKER has caused this Note to be duly executed in Woodside, California.



   /s/ DAVIDI GILO
   ---------------
   Davidi Gilo